Exhibit 23.5

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-278755) of SLR Investment Corp. of our report dated February 12, 2026, relating to the consolidated financial statements of Gemino Healthcare Finance, LLC, appearing in the Annual Report on Form 10‑K of SLR Investment Corp. for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania
February 24, 2026